UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005 (the “Title XVII Loan Guarantee Program”), Georgia Power Company (“Georgia Power”) and the U.S. Department of Energy, acting by and through the Secretary of Energy (the “DOE”), entered into a Loan Guarantee Agreement dated February 20, 2014 (as previously amended, the “Original Loan Guarantee Agreement”), under which the DOE agreed to guarantee the obligations of Georgia Power under a Note Purchase Agreement, dated as of February 20, 2014 (the “2014 FFB Note Purchase Agreement”), among the DOE, Georgia Power and the Federal Financing Bank (the “FFB”), and a related promissory note (the “2014 FFB Promissory Note”). The 2014 FFB Note Purchase Agreement and the 2014 FFB Promissory Note provide for a multi-advance term loan facility (the “2014 FFB Credit Facility”), under which Georgia Power may make term loan borrowings through the FFB. Aggregate borrowings under the 2014 FFB Credit Facility may not exceed the lesser of (i) 70% of certain costs of construction incurred by Georgia Power relating to Plant Vogtle Units 3 and 4 that are eligible for financing under the Title XVII Loan Guarantee Program (“Eligible Project Costs”) or (ii) approximately $3.462 billion. In September 2017, the DOE issued a conditional commitment (the “Conditional Commitment”) to Georgia Power for up to approximately $1.668 billion of additional guaranteed loans under the Title XVII Loan Guarantee Program (the “Additional Loan Commitment”). The Conditional Commitment, which was scheduled to expire on March 31, 2019, was subject to certain conditions, including the negotiation of definitive agreements to implement the Additional Loan Commitment.
On March 22, 2019, in accordance with the Conditional Commitment, Georgia Power entered into: (i) an Amended and Restated Loan Guarantee Agreement (the “Amended and Restated Loan Guarantee Agreement”), between Georgia Power and the DOE, which amends and restates the terms of the Original Loan Guarantee Agreement; (ii) a Note Purchase Agreement (the “Additional FFB Note Purchase Agreement”) among the DOE, Georgia Power and the FFB, and a related promissory note (the “Additional FFB Promissory Note”), which provide for an additional multi-advance term loan facility (the “Additional FFB Credit Facility”) under which Georgia Power may make term loan borrowings through the FFB; (iii) an Amended and Restated Deed to Secure Debt, Security Agreement and Fixture Filing (the “Amended and Restated Deed to Secure Debt”), by Georgia Power to PNC Bank, National Association, doing business as Midland Loan Services, Inc., a division of PNC Bank, National Association (the “Collateral Agent”), which amends and restates the terms of the Deed to Secure Debt, Security Agreement and Fixture Filing, dated as of February 20, 2014 (the “Original Deed to Secure Debt”), by Georgia Power to the Collateral Agent; and (iv) an Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement (the “Amended and Restated Owners Direct Agreements”), among Georgia Power, Oglethorpe Power Corporation, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners (together, the “Vogtle Owners”), the DOE and the Collateral Agent, which amends and restates the terms of the Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of February 20, 2014, among Georgia Power, the other Vogtle Owners, the DOE and the Collateral Agent.
Under the Amended and Restated Loan Guarantee Agreement, the DOE has agreed to guarantee the obligations of Georgia Power under both the 2014 FFB Credit Facility and the Additional FFB Credit Facility (together, the “FFB Credit Facilities”). The Additional FFB Credit Facility provides for additional borrowings of up to approximately $1.668 billion, provided that total aggregate borrowings under the FFB Credit Facilities may not exceed 70% of (i) Eligible Project Costs minus (ii) approximately $1.492 billion (reflecting the amounts received by Georgia Power under a settlement agreement with Toshiba Corporation (the “Toshiba Settlement Agreement”), less related customer refunds (the “Customer

Refunds”)). Total borrowings by Georgia Power under the FFB Credit Facilities will not exceed approximately $5.130 billion. As of the date of this report, Georgia Power had outstanding borrowings of $3.460 billion under the 2014 FFB Credit Facility, which includes an advance of $835 million received on March 15, 2019, and no outstanding borrowings under the Additional FFB Credit Facility.
All borrowings under the FFB Credit Facilities are full recourse to Georgia Power, and Georgia Power is obligated to reimburse the DOE for any payments the DOE is required to make to the FFB under the guarantee. Consistent with the Original Loan Guarantee Agreement and Original Deed to Secure Debt, Georgia Power’s reimbursement obligations to the DOE under the Amended and Restated Loan Guarantee Agreement are full recourse and secured pursuant to the Amended and Restated Deed to Secure Debt by a first priority lien on (i) Georgia Power’s 45.7% undivided ownership interest in Plant Vogtle Units 3 and 4 (primarily the units under construction, the related real property and any nuclear fuel loaded in the reactor core) and (ii) Georgia Power’s rights and obligations under the principal contracts relating to Plant Vogtle Units 3 and 4. There are no restrictions on Georgia Power’s ability to grant liens on other property.
Future advances under the FFB Credit Facilities are subject to satisfaction of customary conditions, as well as certification of compliance with the requirements of the Title XVII Loan Guarantee Program, including accuracy of project-related representations and warranties, delivery of updated project-related information, evidence of compliance with the prevailing wage requirements of the Davis-Bacon Act of 1931, as amended, and certification from the DOE’s consulting engineer that proceeds of the advances are used to reimburse Eligible Project Costs.
Advances may be requested on a quarterly basis through November 2023 under the Additional FFB Credit Facility. The final maturity date for each advance under the FFB Credit Facilities is February 20, 2044. Interest is payable quarterly and principal payments will begin on February 20, 2020. Borrowings under the FFB Credit Facilities will bear interest at the applicable U.S. Treasury rate plus a spread equal to 0.375%.
Consistent with the Original Loan Guarantee Agreement, Georgia Power is subject to customary borrower affirmative and negative covenants and events of default under the Amended and Restated Loan Guarantee Agreement. In addition, Georgia Power is subject to project-related reporting requirements and other project-specific covenants and events of default.
In the event certain mandatory prepayment events occur, the FFB’s commitment to make further advances under the FFB Credit Facilities will terminate and Georgia Power will be required to prepay the outstanding principal amount of all borrowings under the FFB Credit Facilities over a period of five years (with level principal amortization). Among other things, these mandatory prepayment events include (i) the termination of the services agreement with Westinghouse Electric Company, LLC relating to Plant Vogtle Units 3 and 4 (the “Vogtle Services Agreement”) or rejection of the Vogtle Services Agreement in any Westinghouse bankruptcy proceeding if Georgia Power does not maintain access to intellectual property rights under the related intellectual property licenses, (ii) termination of the construction completion agreement with Bechtel Power Corporation relating to Plant Vogtle Units 3 and 4, unless the Vogtle Owners enter into a replacement agreement, (iii) cancellation of Plant Vogtle Units 3 and 4 by the Georgia PSC or by Georgia Power, (iv) failure of the holders of 90% of the ownership interests in Plant Vogtle Units 3 and 4 to vote to continue construction following certain schedule extensions, (v) cost disallowances by the Georgia PSC that could have a material adverse effect on completion of Plant Vogtle Units 3 and 4 or Georgia Power’s ability to repay the outstanding borrowings under the FFB Credit Facilities, or (vi) loss of or failure to receive necessary regulatory approvals. Under certain circumstances, insurance proceeds and any proceeds from an event of taking must be applied to immediately prepay outstanding borrowings under the FFB Credit Facilities. In addition, if Georgia Power discontinues construction of Plant Vogtle Units 3 and 4, Georgia Power would be obligated to immediately repay a portion of the outstanding borrowings under the FFB Credit Facilities to the extent such outstanding borrowings exceed 70% of Eligible Project Costs, net of the proceeds received by Georgia Power under the Toshiba Settlement Agreement less the Customer Refunds. Georgia Power also may voluntarily prepay outstanding borrowings under the FFB Credit Facilities. Under the FFB Credit Facilities, any prepayment (whether mandatory or optional) will be made with a make-whole premium or discount, as applicable.
In connection with any cancellation of Plant Vogtle Units 3 and 4, the DOE may elect to continue construction of Plant Vogtle Units 3 and 4. In such an event, under the Amended and Restated Owners Direct Agreement, the DOE will have the right to assume Georgia Power’s rights and obligations under the principal agreements relating to Plant Vogtle Units 3 and 4 and to acquire all or a portion of Georgia Power’s ownership interest in Plant Vogtle Units 3 and 4.
The foregoing description of the Amended and Restated Loan Guarantee Agreement, the Additional FFB Note Purchase Agreement, the Additional FFB Promissory Note, the Amended and Restated Deed to Secure Debt and the Amended and Restated Owners Direct Agreement (together, the “New Loan Documents”), and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Loan Documents, which are attached hereto as Exhibits 4.1 through 4.5 and incorporated herein by reference.
The New Loan Documents have been included as exhibits to provide investors with information regarding the terms of such agreements. The New Loan Documents are not intended to provide any other factual or financial information about Georgia Power. The representations, warranties and covenants contained in the New Loan Documents were made only for purposes of such agreements and are as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the parties thereto; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Georgia Power. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the New Loan Documents, which subsequent information may or may not be fully reflected in public disclosures by Georgia Power.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the New Loan Documents is incorporated into this Item 2.03.

Item 9.01.        Financial Statements and Exhibits.
(d)    Exhibits

4.1	Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019, between Georgia Power and the DOE.
4.2	Note Purchase Agreement, dated as of March 22, 2019, among Georgia Power, the DOE and the FFB.
4.3	Promissory Note of Georgia Power, dated as of March 22, 2019.

4.4	Amended and Restated Deed to Secure Debt, Security Agreement and Fixture Filing, dated as of March 22, 2019, by Georgia Power to the Collateral Agent.
4.5
Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of March 22, 2019, among Georgia Power, the other Vogtle Owners, the DOE and the Collateral Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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